UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

In connection with the proposed acquisition by The Hanover Insurance Group, Inc. (the “Company”) of Chaucer Holdings PLC (“Chaucer”) through a recommended cash offer pursuant to Rule 2.5 of the United Kingdom City Code on Takeovers and Mergers (the “Offer”), which offer is structured as a court-ordered scheme of arrangement (the “Scheme”) under part 26 of the United Kingdom Companies Act 2006, as described in the Company’s Current Report on Form 8-K filed on April 20, 2011, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K, that the Scheme was approved by the requisite vote of shareholders on June 7, 2011. The Offer remains subject to certain customary terms and conditions, including approvals of the High Court of England and Wales, the Financial Services Authority of the United Kingdom and the Corporation of Lloyd’s.

In addition, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K that it expects to enter into a revolving credit agreement (the “Proposed Credit Facility”) for general corporate purposes. The Company has not entered into a definitive agreement with respect to the Proposed Credit Facility, but the Company expects such arrangement to provide additional credit of up to a principal amount of approximately $150 million with the ability to request and, if the Company is able to obtain lender commitments therefor, borrow, an additional amount of up to approximately $100 million. Such agreement will be subject to certain usual and customary representations, warranties, conditions and covenants, and may include restrictions on future borrowing capacity and other restrictions. There can be no assurances that the Company will enter into the Proposed Credit Facility or that the terms will be as contemplated by the Company.

Item 8.01 – Other Events.

In connection with the Offer, as described in the Company’s Current Report on Form 8–K filed on April 20, 2011, the Company is filing under Item 8.01 of this Current Report on Form 8–K Chaucer’s audited consolidated financial statements, prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board, as of and for the years ended December 31, 2010 and 2009, in Exhibit 99.1.

In addition, the Company’s Computation of the Ratio of Earnings to Fixed Charges for the fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010, and for the three months ended March 31, 2011, is attached as Exhibit 12.1.

Forward-Looking Statements

The proposed acquisition of Chaucer by the Company is subject to a number of conditions, including approvals of the High Court of England and Wales, the Financial Services Authority of the United Kingdom and the Corporation of Lloyd’s. There can be no assurances that the proposed acquisition will be consummated or if it is, that the Company will realize the potential benefits of such acquisition.

This Form 8-K contains and may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including with respect to the Offer and the Proposed Credit Facility, may be forward-looking statements.

The Company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in the Company’s business that may affect future performance and that are discussed in readily available documents, including the Company’s annual report and other documents filed by the Company with the Securities and Exchange Commission and which are also available at www.hanover.com under “Investors”.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 99.1	Chaucer audited consolidated financial statements as of and for the years ended December 31, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: June 14, 2011	By:	/s/ David B. Greenfield
Name: David B. Greenfield
Title: Chief Financial Officer and Executive Vice-President

Exhibit Index

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 99.1	Chaucer audited consolidated financial statements as of and for the years ended December 31, 2010 and 2009